EXHIBIT 99.1


AES Drax Holdings Limited

News Release

December 13, 2002

AES Drax Holdings Limited signs Standstill Agreement with its Senior Creditors

     On December 12, 2002, AES Drax Holdings entered into the Standstill Agreement with, among other parties, the Bond Trustee under the Eurobonds financed by a syndicate of banks (the Senior Lenders), certain Senior Bondholders representing a majority in sterling equivalent principal amount of such Senior Bonds (the Consenting Bondholders), and the Senior Bond Trustee.

     The standstill period expires on May 31, 2003, unless extended. The Senior Lenders and the Consenting Bondholders have agreed to waive certain defaults and events of default under the Eurobonds or the Senior Bonds, as applicable, not to accelerate payment of the obligations and not to seek to enforce security. In addition, the parties to the Standstill Agreement have agreed to certain amendments and waivers to the respective financing documents, which, amongst other things, permits AES Drax to have access to at least (pound)30,000,000 of funds currently unavailable under the financing documentation, which funds may be used to provide credit support to electricity counterparties and suppliers and for working capital needs.

     The consents and waivers provided under the Standstill Agreement will permit AES Drax Holdings to pay interest due to the Senior Lenders and Senior Bondholders on December 31, 2002.

     The purpose of the Standstill Agreement is to provide AES Drax and its senior creditors with a period of stability during which discussions regarding consensual restructuring of the Drax power station project can take place.

Garry Levesley, Chief Executive & Station Manager of AES Drax commented:

"Drax is the UK's largest and most efficient coal fired power station and plays an important and strategic role in the UK's power supply. The signing of the Standstill Agreement allows Drax to continue to meet the UK's electricity needs in an environmentally sound manner and contributes to the country's fuel diversity for electricity generation. With the recent problems at British Energy and with the future increased dependence of the UK on imported gas it is important that abated coal plants like Drax are able to compete in a fair marketplace. AES Drax is currently running at high levels of output and with the



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further credit now available we expect our robust operational performance to continue."

     AES Drax Holdings has furnished a Form 6-K including a conformed copy of the Standstill Agreement to the US Securities and Exchange Commission.



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Forward Looking Statements

     Certain statements included herein are forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. These forward-looking statements speak only as of the date hereof. Forward looking statements can be identified by the use of forward-looking terminology such as "believe," "expects," "may," "intends," "will," "should," or "anticipates," or the negative forms of other variations of these terms of comparable terminology, or by discussions of strategy. Future results covered by the forward-looking statements may not be achieved. Forward looking statements are subject to risks, uncertainties and other factors, which could cause actual results to differ materially from future results expressed or implied by such forward-looking statements.

     Under the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, we have identified some of these risks, uncertainties and other important factors herein and you should also review "Item 1. Key Information - Risk Factors" in AES Drax Holdings Limited's Annual Report on Form 20-F for the year ended December 31, 2001, ("2001 Annual Report") which is hereby incorporated by reference herein.

     You should also consider, among others, the following important factors:

     o    general economic and business conditions in the UK;

     o changes in governmental regulations affecting the Drax Power Station and the UK electric power industry generally, including the impact of the New Electricity Trading Arrangements ("NETA") that were implemented on March 27, 2001 on the market for electricity in the UK;

     o    power prices and resource availability and pricing;

     o    general industry trends;

     o    changes to the competitive environment;

     o changes in business strategy, development plans or vendor relationships, in the market for power in the UK and that AES Drax's principal hedging arrangement relating to power sales has been terminated and it will now be operating as a fully merchant plant;

     o    availability, terms and development of capital;

     o    interest rate volatility;


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     o    changes in currency exchange rates, inflation rates and conditions in financial markets; and

     o    availability of qualified personnel.

     These forward-looking statements speak only as of the date hereof. We do not intend to publicly update or revise these forward-looking statements to reflect events or circumstances after the date hereof, and we do not assume any responsibility to do so.


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